UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Jack Creek Investment Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	365269
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
386 Park Avenue South, FL 20
New York, NY	10016
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-half of	The Nasdaq Stock Market LLC
one Warrant
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary	The Nasdaq Stock Market LLC
share at an exercise price of $11.50 per share

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-248951

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-A amends and restates in its entirety the information set forth in the registration statement on Form 8-A previously filed by Jack Creek Investment Corp. (the “Registrant”) on October 7, 2020.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are units, Class A ordinary shares, par value $0.0001 per share, and redeemable warrants to purchase Class A ordinary shares, of the Registrant. The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-248951), originally filed with the Securities and Exchange Commission on September 21, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description

3.1	Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on September 21, 2020).

3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on January 14, 2021).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on January 14, 2021).

4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on January 14, 2021).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on January 14, 2021).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on January 14, 2021).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.1 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on January 14, 2021).

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto (incorporated by reference to Exhibit 10.2 filed with Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248951), filed with the Securities and Exchange Commission on January 14, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

JACK CREEK INVESTMENT CORP.

Date: January 21, 2021	By:	/s/ Lauren Ores
Name: Lauren Ores
Title: Chief Financial Officer